                                                                    EXHIBIT 99.1

                                BUSINESS UPDATE
                           **For Immediate Release**

                   Multilink Technology Corporation Reports
                          Fourth Quarter 2001 Results

      .  Revenues for the quarter of $26.7 million
      . Introduced smallest form factor 10 Gb/s Silicon Germanium chipset . Received ISO 9001:2000 Certification

Somerset, New Jersey U.S.A. - January 29, 2002 - Multilink Technology Corporation (Nasdaq: MLTC), a leading provider of advanced semiconductor-based solutions that accelerate the deployment of high-speed optical networks, today reported results for the fourth quarter and fiscal year ended December 31, 2001.

Total revenues for the fourth quarter of 2001 were $26.7 million, compared with $37.6 million for the third quarter of 2001 and $25.4 million in the fourth quarter of 2000. Pro forma gross margins for the fourth quarter of 2001 were 57.9%, compared with 64.7% in the third quarter of 2001 and gross margins of 63.4% in the fourth quarter of 2000. Pro forma net loss for the fourth quarter of 2001 was $3.6 million, or diluted EPS ($0.05), compared with net income of $1.6 million, or diluted EPS $0.02, in the third quarter of 2001 and net income of $1.1 million, or diluted EPS $0.01, in the fourth quarter of 2000.

Total revenues for the year ended December 31, 2001 were $130.5 million, compared with $72.7 million for the year ended December 31, 2000. Pro forma gross margins for the years ended December 31, 2001 and 2000 were 62.8%. Pro forma net loss for the year ended December 31, 2001 was $0.7 million, or diluted EPS ($0.01), compared with net income of $6.4 million, or diluted EPS $0.08, for the same period in 2000.

Dr. Richard Nottenburg, Multilink's Co-Chairman, President and Chief Executive Officer commented on the quarter, "We are pleased that we executed within the range that we provided for the quarter. However, we continue to be disappointed by the near-term demand in the optical transport space and the lack of improvement in the end markets of our customers. We expect that revenues will decline sequentially to between $10 and $12 million during the first quarter of 2002."

Dr. Nottenburg continued, "At the same time, we have secured a number of important design wins across the breadth of our expanding product line, including our SuperFEC(TM). We have also enlarged our total addressable market and increased the number of relationships we have with customers that will be the leaders in 2002 and beyond. We expect to begin realizing revenues from our design wins from an expanded customer base during the second half of 2002."

"Throughout the downturn, we will continue to expand upon our Company's skill-sets within product development to continue our technological leadership and gain marketshare, while streamlining our overhead and infrastructure within a totally fabless model," concluded Dr. Nottenburg.

GAAP Basis Results

Pro forma operating results exclude certain items reported under generally accepted accounting principles (GAAP), including deferred stock compensation in each period and certain write downs to inventories which occurred in the first and fourth quarters of 2001. Pro forma operating results include cancellation payments received by the Company. Gross margins under GAAP for the fourth quarter of 2001 were 41.5%, compared with 63.0% in the third quarter of 2001 and gross margins of 62.0% in the fourth quarter of 2000. Net loss attributable to common shareholders under GAAP for the fourth quarter of 2001 was $8.4 million, or EPS ($0.12), compared with net income attributable to common shareholders of $1.4 million, or diluted EPS $0.01, in the third quarter of 2001 and net income attributable to common shareholders of $1.8 million, or diluted EPS $0.02, in the fourth quarter of 2000.

Gross margins under GAAP were 54.5% for the year ended December 31, 2001, compared with gross margins of 61.7% for the same period in 2000. The net loss attributable to common shareholders under GAAP for the year ended December 31, 2001 was $12.4 million, or EPS ($0.25), compared with a net loss attributable to common shareholders of $10.1 million, or EPS ($0.34), for the same period in 2000.

Recent Product Introductions

--------------------------------------------------------------------------------------------------
Date        Product           Function / Description
--------------------------------------------------------------------------------------------------
                              The MTC21208 is a high-end transponder that complies with the 300
 January    40km to 80km      pin Multi-Source Agreement (MSA) specifications and also offers an
 21, 2002   Transponder       extended feature set.  Customers currently using our transponder
            MTC21208          solution have expressed the need to support distances of up to
                              80km.  This product introduction allows Multilink to deliver a compact, low power solution that provides system vendors a reduction in cost by increasing their system reach and bandwidth capacity.  By integrating our superior products into a compact, high performing, low power unit, we simplify our customers' design efforts, shorten their time to market and reduce their cost of operations.
--------------------------------------------------------------------------------------------------
                              The high performance MTC5593 Clock and Data Recovery (CDR) module
 December   Clock and Data    provides customers with several advantages, including more than a
 4, 2001    Recovery (CDR)    40% reduction in size (60.9 x 27.9 x 12.7 mm) from Multilink's
            Module            previous generation CDR's, low power dissipation and superior
            MTC5593           jitter performance.  The module is designed to regenerate the clock and data component from an incoming 12 Gb/s
                              Non-Return-to-Zero (NRZ) or a Return-to-Zero (RZ) data stream.
                              The MTC5593 demonstrates Multilink's ability to combine its leading-edge technology, integrated circuits and higher level assembly expertise into top-tier products in cost, size, power and performance.
 -------------------------------------------------------------------------------------------------
                              The industry's smallest form factor 10 Gb/s Silicon Germanium
 November   BGA Packaged      chipset, the MTC1235 Multiplexer with integrated Clock Multiplier
 27, 2001   SerDes Chipset    Unit (MUX-CMU) and MTC1236 Demultiplexer with integrated Clock and
            Introduced        Data Recovery (CDR-DMUX).  This high performance, low power chipset is provided in a unique, small form factor (10 x 10 mm)
                              ceramic Ball Grid Array (BGA), which reduces the size of optical networking equipment for Multilink customers.
--------------------------------------------------------------------------------------------------

Earnings Conference Call

Multilink will hold a conference call to discuss quarterly results and financial guidance today, January 29, 2002, at 5:00 pm EST. The conference call will be broadcast over the Internet. To listen to the call, please visit Multilink's web-site at http://www.mltc.com and then select Investor Relations and the link to `4th Quarter Earnings Announcement' approximately ten minutes before the start of the call. Please note that it will be necessary to have Windows Media Player installed on your computer to listen to the call and that this will be available for downloading from the Multilink site. A replay of the call, in it's entirety, will be available on the website for approximately seven days following the live call.

About Multilink:

Multilink Technology Corporation designs, develops and markets advanced mixed signal integrated circuits, modules, VLSI products and higher-level assemblies designed to enable the next generation of high-speed optical networking systems. By providing our customers with sophisticated products developed by utilizing systems level expertise and a high level of component integration, we facilitate our customers' ability to meet their time-to-market requirements. Our products span the markets from Metro to Ultra Long Haul optical transport equipment with a focus on the fastest commercially available speeds of 10 Gb/s and higher. Multilink is headquartered in Somerset, New Jersey with additional offices located throughout North America and Europe.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

This release and our comments during the conference call may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry, and reflect management's beliefs and certain assumptions made by us based upon information available to us at this time. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Multilink include, but are not limited to, general economic conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Multilink's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the qualification, availability and pricing of competing products and technologies and the resulting effects on revenues and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; our ability to protect our intellectual property; the availability and pricing of foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; changes in our product or customer mix; the quality of our products and any remediation costs; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our forthcoming Annual Report on Form 10-K, our Registration Statement on Form S-1 and our other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

                               - Tables Follow -

                       Multilink Technology Corporation
                     Consolidated Statement of Operations
                 (in thousands, except for per share amounts)
                                  (unaudited)

                                                             Three Months Ended        Year Ended
                                                                December 31,          December 31,
                                                            ------------------------------------------
                                                              2001       2000        2001       2000
                                                            --------    -------    --------    -------
Total revenues                                              $ 26,694    $25,374    $130,468    $72,721
Cost of revenues, excluding deferred stock compensation       11,237      9,292      48,574     27,048
Inventory write down                                           3,892          -       8,788          -
Deferred stock compensation                                      483        360       2,051        834
                                                            --------    -------    --------    -------
Total cost of revenues                                        15,612      9,652      59,413     27,882
                                                            --------    -------    --------    -------
Gross profit                                                  11,082     15,722      71,055     44,839

Operating expenses:
Research and development, excluding deferred stock
 compensation                                                 14,559      9,008      54,741     24,624
Sales and marketing, excluding deferred stock
 compensation                                                  4,302      2,723      17,387      7,130
General and administrative, excluding deferred stock
 compensation                                                  2,646      3,303      11,795      7,611
Deferred stock compensation                                    2,677      2,136       9,895      6,076
Research & development - warrant issuance                          -          -           -      6,375
                                                            --------    -------    --------    -------
Total operating expenses                                      24,184     17,170      93,818     51,816

Operating loss                                               (13,102)    (1,448)    (22,763)    (6,977)

Other income and expenses                                        273        725         953      1,561
                                                            --------    -------    --------    -------
Loss before benefit for income taxes                         (12,829)      (723)    (21,810)    (5,416)
Benefit for income taxes                                      (4,398)    (2,595)     (9,446)    (1,748)
                                                            --------    -------    --------    -------
Net income (loss)                                           $ (8,431)   $ 1,872    $(12,364)   $(3,668)
                                                            ========    =======    ========    =======

Accretion of preferred stock to redemption value                   -         24          24         95
Dividend related to warrant issuance                               -          -           -      6,375

Net income (loss) per common share
 Basic                                                      $  (0.12)   $  0.06    $  (0.25)   $ (0.34)
                                                            ========    =======    ========    =======
 Diluted                                                    $  (0.12)   $  0.02    $  (0.25)   $ (0.34)
                                                            ========    =======    ========    =======

Weighted average shares-basic                                 68,762     30,000      49,989     30,000
                                                            --------    -------    --------    -------
Weighted average shares-diluted                               68,762     76,431      49,989     30,000
                                                            ========    =======    ========    =======

                       Multilink Technology Corporation
         Reconciliation of Pro forma Net Income and Earnings Per Share
                 (in thousands, except for per share amounts)
                                  (unaudited)

                                                                 Three Months Ended         Year Ended
                                                                    December 31,           December 31,
                                                                -----------------------------------------
                                                                  2001     2000       2001        2000
                                                                -------   -------   --------    ---------
Net income (loss) attributable to common shareholders           $(8,431)  $ 1,848    $(12,388)   $(10,138)
                                                                =======   =======    ========    ========

Deferred stock compensation                                       3,160     2,496      11,946       6,910
Warrant issuances                                                     0         0           0       6,456
Accretion of preferred stock to redemption value                      0        24          24          95
Dividend related to warrant issuance                                  0         0           0       6,375
Write down to inventories                                         3,892         0       8,788           0
Aggregate pro forma tax adjustment                               (2,203)   (3,286)     (9,037)     (3,287)
                                                                -------   -------    --------    --------

Pro forma net income (loss)                                     $(3,582)  $ 1,082        (667)      6,411

Net income (loss) per common share
 Basic                                                          $ (0.12)  $  0.06    $  (0.25)   $  (0.34)
                                                                =======   =======    ========    ========
 Diluted                                                        $ (0.12)  $  0.02    $  (0.25)   $  (0.34)
                                                                =======   =======    ========    ========

Pro forma net income (loss) per common share:
 Basic                                                          $ (0.05)  $  0.04    $  (0.01)   $   0.21
                                                                =======   =======    ========    ========
 Diluted                                                        $ (0.05)  $  0.01    $  (0.01)   $   0.08
                                                                =======   =======    ========    ========

Weighted average shares:
 Basic                                                           68,762    30,000      49,989      30,000
                                                                =======   =======    ========    ========
 Diluted                                                         68,762    76,431      49,989      76,439
                                                                =======   =======    ========    ========

                       Multilink Technology Corporation
                           Select Balance Sheet Data
                          December 31, 2001 and 2000
                                (in thousands)
                                  (unaudited)

                                                                          2001                 2000
Cash and short term investments                                         $ 92,682              $29,159

Accounts receivable                                                       19,849               13,771

Inventories                                                                8,735               17,264

Total current assets                                                    $131,751              $66,731

Property and equipment, net                                               28,160               17,765

Total assets                                                            $187,053              $90,266


Accounts payable                                                        $  8,366              $10,987

Total current liabilities                                               $ 33,220              $25,083

Long term obligations, net of current                                      1,673                1,018

Redeemable convertible preferred stock                                         0               55,073

Total shareholders' equity                                              $152,160              $ 9,092

Total liabilities and shareholders' equity                              $187,053              $90,266

A/R days (DSO)                                                                68                   49
Inventory days (DOS)                                                          71                  169



For more information, please contact:
Richard Sawchak, Director-Investor Relations
Multilink Technology Corporation
300 Atrium Drive, Second Floor
Somerset, New Jersey 08873-4105
Tel: (732) 537-3776
Fax:  (732) 537-3781
Email: rsawchak@mltc.com
       -----------------

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